                                       OFFER BY

                         HENDERSON CITIZENS BANCSHARES, INC.

                                 TO PURCHASE FOR CASH
                                        UP TO
                          140,000 SHARES OF ITS COMMON STOCK

To Our Clients:

    Enclosed for your consideration is an Offer to Purchase dated October 15, 1997, and a related Letter of Transmittal (which together constitute the "Offer"), relating to the Offer by Henderson Citizens Bancshares, Inc. (the "Company") to purchase up to a maximum of 140,000 shares of its common stock (the "Shares"). The Offer to Purchase and the Letter of Transmittal are being forwarded to you as the beneficial owner of Shares held by us in your account but not registered in your name. A tender of such Shares can be made only by us, since we are the holder of record, but only pursuant to your instructions.

    We request your instructions as to whether you wish to tender any or all Shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer.

    Your attention is called to the following:

         1. Shareholders may tender Shares at a price of $14.50 net per share.

         2. The Offer is not conditioned upon any minimum number of Shares being tendered, but up to 140,000 Shares may be purchased.

         3. Tendering shareholders will not be obligated to pay brokerage commissions, solicitation fees or (subject to Instruction 7 of the Letter of Transmittal) stock transfer taxes on the purchase of Shares by the Company pursuant to the Offer. However, backup withholding at a 31% rate may be required (unless an exemption is proved or unless the required tax identification information is provided). See Instruction 9 to the Letter of Transmittal.

         4. The withdrawal deadline, proration date and expiration date of the Offer are all Wednesday, November 12, 1997, at 5:00 p.m., Central Standard time (unless extended).

         5. Shares must be validly tendered prior to Wednesday, November 12, 1997, at 5:00 p.m., Central Standard time, to ensure that at least a portion of such Shares tendered will be purchased by the Company.

    YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

    If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the attached instruction form. An envelope to return your instructions is enclosed. If you authorize us to tender your Shares, all such Shares will be tendered unless otherwise specified. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used to tender Shares.

                                     INSTRUCTIONS

    The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated October 15, 1997, and the related Letter of Transmittal (which together constitute the "Offer"), relating to the Offer by Henderson Citizens Bancshares, Inc. (the "Company"), to purchase up to 140,000 shares of its common stock (the "Shares").

    This will instruct you to tender the number of Shares indicated (or, if no number is indicated below, all Shares), which are held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Offer.

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Aggregate number of Shares to be tendered* by us:  _________________

*Unless otherwise indicated above, it will be assumed that all of your Shares held by us are to be tendered.
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                                       ODD LOTS

/ / By checking this box, the undersigned represents that the undersigned owned beneficially or of record as of
    September 30, 1997, an aggregate of less than 100 Shares and is tendering all such Shares.
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                                      SIGN HERE

Signature:
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Name(s):
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                                (Please Print or Type)
Address:
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              (City)                         (State)             (Zip Code)

Area Code and
Telephone No.:(          )
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Tax identification or
Social Security Number:
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Dated:
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